UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  AUGUST 25, 2009  (Date of earliest event reported)

THE ITALIAN OVEN, INC.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                              (State or other jurisdiction                         (Commission File      IRS Employer
of incorporation)                                      Number)             Identification Number)

196 WEST ASHLAND STREET, DOYLESTOWN, PA 18901
(Address of principal executive offices)

267-864-7737
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former Name or Former Address, if changed since last report)

ITEM 3.03 Material Modification of Rights of Securities Holders

See below

ITEM 8.01  Other Events

The Italian Oven Inc. (Pink Sheets:  IOVE) announced August 24, 2009, that it would change its name to Accredited Business Consolidators, Inc., and that it would reduce its authorized number of shares to 450,000,000.  A copy of our press release is attached and is incorporated by reference as if fully restated again.

Many shareholders have contacted the Company to inquire about how the name change would affect their securities.  The name change will result in a new symbol being issued to the Company, however, it will not otherwise affect the the ability of shareholders to trade the stock.  All shareholders having their shares with a stock broker will receive 1 share of Accredited Business Consolidators Inc. for every Italian Oven Inc. share.

Additionally, some shareholders have inquired as to whether the share issuance moratorium would affect their ability to trade or transfer their shares.  The moratorium does not affect the free trading stock issued and outstanding.  All of the shares on the open market originated before 1997 and will not be altered in any way by the moratorium.  The moratorium simply prevents the Company or its management from pledging or issuing any additional common stock.  Those who have shares, or who buy free trading shares on the market, will continue to have the ability to trade their stock.  The Company does not participate in these transactions and does not receive funding as a result of the trading of its common stock.  If the Company needs to raise capital by selling stock, it would file a registration statement with the Securities and Exchange Commission.  It has not, and does not anticipate, filing any such statement this year.

RELEASE TEXT:  The Italian Oven, Inc. to Retire Common Stock, Reduce Authorized Shares, and Become Accredited Business Consolidation Corp.  DOYLESTOWN, PA--(Marketwire - August 24, 2009) - The Italian Oven, Inc. (PINKSHEETS: IOVE), a diversified holding corporation, will change its name to Accredited Business Consolidators Corp. to reflect its business model.  Prior to the name change, the Company will retire 1,892,100 unrestricted common shares that are held in its treasury. In addition, My Pleasure Limited, the Company's control group, will retire their 500,000,000 common shares and turn them into non-convertible preferred stock. The preferred stock will have voting rights in the Company, but they can never be turned into common shares or sold on the open market.  The Company will reduce its authorized common shares to 450,000,000 from the present 999,999,999.  The common stock share structure will then be 436,399,600 shares outstanding, of which 325,161,800 shares are held by DTCC and are in the public float while 111,237,800 will be in certificate form (40,691,200 unrestricted and 70,546,600 restricted).  As the Company entered into a share issuance moratorium until January 15, 2010, there will be no dilution accompanying these changes. Other than a forward split and the issuance of the restricted control shares to My Pleasure Limited, the Company has not issued any new shares since 1996.  Management plans on completing these transactions as soon as possible and it expects to have all documents submitted to the transfer agent, Pennsylvania Secretary of State, and FINRA within thirty (30) days.

This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as TI or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements.

   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 25, 2009

THE ITALIAN OVEN, INC.

By: /s/ Joanna Chmielewska
Joanna Chmielewska, President

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